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                                                                    EXHIBIT 10.2











                             SHAREHOLDERS AGREEMENT

                                   dated as of

                                October 26, 1999

                                      among

                       ALFRED I. DUPONT TESTAMENTARY TRUST

                               NEMOURS FOUNDATION

                                       AND

                       FLORIDA EAST COAST INDUSTRIES INC.


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                                TABLE OF CONTENTS


                                                                          PAGE

                              ARTICLE 1 DEFINITIONS


SECTION 1.01.  Definitions...................................................2

                 ARTICLE 2 RESTRICTIONS ON TRANSFER AND PURCHASE


SECTION 2.01.  General.......................................................4
SECTION 2.02.  Restrictions on Transfers.....................................4
SECTION 2.03.  Indemnification by Shareholders...............................5
SECTION 2.04.  Restrictions on Purchase......................................5

                          ARTICLE 3 REGISTRATION RIGHTS


SECTION 3.01.  Demand Registration...........................................6
SECTION 3.02.  Piggyback Registration........................................8
SECTION 3.03.  Holdback Agreements...........................................9
SECTION 3.04.  Registration Procedures.......................................9
SECTION 3.05.  Indemnification by the Company...............................13
SECTION 3.06.  Indemnification by Participating Shareholder.................14
SECTION 3.07.  Conduct of Indemnification Proceedings.......................15
SECTION 3.08.  Contribution.................................................16
SECTION 3.09.  Participation in Public Offering.............................17
SECTION 3.10.  No Transfer of Registration Rights...........................17

                             ARTICLE 4 MISCELLANEOUS


SECTION 4.01.  Approval of Rights Plan......................................18
SECTION 4.02.  Entire Agreement.............................................18
SECTION 4.03.  Binding Effect; Benefit......................................18
SECTION 4.04.  Assignability................................................18
SECTION 4.05.  Amendment; Waiver; Effectiveness.............................18
SECTION 4.06.  Notices......................................................19
SECTION 4.07.  Headings.....................................................20
SECTION 4.08.  Counterparts.................................................20
SECTION 4.09.  Applicable Law...............................................20
SECTION 4.10.  Specific Enforcement.........................................20
SECTION 4.11.  Severability.................................................21



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                             SHAREHOLDERS AGREEMENT


         AGREEMENT dated as of October 26, 1999 by and among Florida East Coast Industries, Inc. a Florida Corporation (the "COMPANY"), the Alfred I. duPont Testamentary Trust (the "TRUST") and The Nemours Foundation, a Florida corporation (the "Foundation").

                              W I T N E S S E T H :

         WHEREAS, the Company and The St. Joe Company, a Florida corporation ("ST. JOE"), have entered into a Distribution and Recapitalization Agreement dated as of the date hereof (the "DISTRIBUTION AGREEMENT"; capitalized terms contained herein and not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement);

         WHEREAS, subject to the terms of the Distribution Agreement, the Company and St. Joe will effect the Recapitalization pursuant to which, inter alia, (i) each outstanding share of the Common Stock, no par value, of the Company ("OLD COMMON Stock"),other than shares of Common Stock of the Company beneficially owned by St. Joe, will be re-designated as Class A Common Stock (the "CLASS A STOCK") and (ii) each outstanding share of Old Common Stock beneficially owned by St. Joe will be exchanged for one share of a new series of Class B Common Stock, no par value, of the Company (the "CLASS B STOCK" and together with the Class A Common Stock, "COMMON STOCK");

         WHEREAS, subject to the terms of the Distribution Agreement, St. Joe will effect the Distribution pursuant to which St. Joe will distribute to its stockholders on the Distribution Date all of the shares of Class B Stock received in connection with the Recapitalization;

         WHEREAS, the Trust is the holder of 49,643,292 shares of Common Stock of St. Joe and will therefore receive shares of Class B Common Stock in the Distribution;

         WHEREAS, the Foundation is the holder of 2,232,408 shares of Common Stock of St. Joe and will therefore receive shares of Class B Common Stock in the Distribution;

         WHEREAS, the Foundation is the holder of 1,800,896 shares of Old Common Stock which will be re-designated into 1,800,896 shares of Class A Common Stock upon consummation of the Recapitalization;

         WHEREAS, the parties hereto desire to enter into this Agreement in order to preserve the tax-free nature of the Distribution and to govern certain of their rights, duties and obligations after consummation of the Distribution.


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         NOW, THEREFORE, the parties hereto agree as follows,

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. Definitions. The following terms, as used herein, have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company and no individual trustee of the Trust or individual director of the Foundation, acting in his or her individual or separate corporate capacity and not in concert with any other trustee of the Trust, director of the Foundation or shareholder of the Company, shall be deemed an Affiliate of the Trust or an Affiliate of the Foundation solely by virtue of his or her position as a trustee or director of such entity. For the purpose of this definition, the term "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "BENEFICIALLY OWN" shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

         "BOARD" means the board of directors of the Company.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "COMPANY SECURITIES" means any securities issued by the Company including, but not limited to, the Common Stock.

         "EQUITY SECURITIES" means Common Stock, securities convertible into or exchangeable for Common Stock and options, warrants or other rights to acquire Common Stock.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FINANCIAL EXPERT" means a nationally recognized investment banking firm that specializes in providing valuation and valuation related services selected by the Company.



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         "ORIGINAL SHARES" means (i) shares of Class A Common Stock currently owned by either of the Shareholders as of the date hereof, (ii) those shares of Class B Common Stock received by the Shareholders in connection with the Distribution and (iii) any other securities issuable with respect to such shares of Class A Common Stock or Class B Common Stock by way of stock dividend or stock split or in connection with a merger, recapitalization, consolidation, combination of shares or other form of reorganization.

         "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PREFERRED STOCK" means any shares of preferred stock of the Company issued after the date hereof.

         "PUBLIC OFFERING" means any primary or secondary public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement filed in connection with a transaction of the type described in Rule 145 of the Securities Act or for the purpose of issuing securities pursuant to an employee benefit plan.

         "REGISTRATION EXPENSES" means (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities registered), (iii) printing expenses, (iv) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3.04(i) hereof), (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) fees and expenses in connection with any review of underwriting arrangements by the National Association of Shares Dealers, Inc. (the "NASD") including fees and expenses of any "qualified independent underwriter", and (viii) any other fees and expenses customarily paid by issuers in connection with public offerings provided, however, that the term "Registration Expenses" shall not include any underwriting fees, discounts or commissions attributable to the sale of Original Shares, or any out-of-pocket expenses of the Shareholders or any fees and expenses of underwriter's counsel.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.



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         "SHAREHOLDER" means each of the Trust and the Foundation, so long as such Person shall beneficially own any Common Stock.

         "SHARES" means shares of Class B Stock held by the Shareholders.

         "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         "UNDERWRITTEN PUBLIC OFFERING" means a firmly underwritten Public Offering of securities of the Company pursuant to an effective registration statement under the Securities Act.

                                    ARTICLE 2

                      RESTRICTIONS ON TRANSFER AND PURCHASE

         SECTION 2.1. General. (a) Each Shareholder agrees that it will not, directly or indirectly, sell, assign, transfer, grant a participation in, pledge or otherwise dispose of ("TRANSFER") any Common Stock (or solicit any offers to buy or otherwise acquire, or take a pledge of any Common Stock) except in compliance with the Securities Act and the terms and conditions of this Agreement.

         (b) Any attempt to transfer any Common Stock not in compliance with this Agreement shall be null and void and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company's stock records to such attempted transfer.

         SECTION 2.2. Restrictions on Transfers.

         (a) Neither Shareholder may transfer, agree to transfer or negotiate regarding a transfer or agreement to transfer any shares of Common Stock during the time period beginning on the date of this Agreement and ending six months after the Distribution Date (the "SIX-MONTH ANNIVERSARY").

         (b) Any time after the Six-month Anniversary until the date which is two years after the Distribution Date (the "TWO-YEAR ANNIVERSARY"), the Shareholders may transfer, in one transaction or in a series of transactions, up to an aggregate for all such transfers of the number of shares of Common Stock equal to 10% of the total number of shares of Common Stock as are outstanding immediately upon consummation of the Distribution. At any time after the Two-year Anniversary, each Shareholder may transfer, agree to transfer or negotiate regarding a transfer or agreement to transfer any of its shares of Common Stock.



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         (c) Other than the transfers permitted by Section 2.02(b) of this
Agreement, neither Shareholder may transfer, agree to transfer or negotiate regarding a transfer or agreement to transfer any shares of Common Stock during the time period beginning six months after the date of the Distribution and ending two years after the date of the Distribution unless such Shareholder receives a ruling from the Internal Revenue Service or an opinion of nationally recognized tax counsel, reasonably satisfactory to the Company, to the effect that the transfer of such Common Stock will not be treated as part of a "plan" or "series of related transactions" involving the Distribution within the meaning of Section 355(e) of the Internal Revenue Code of 1986, as amended (the "CODE"), and any regulations thereunder.

         SECTION 2.3. Indemnification by Shareholders. In addition to the rights of the Company under Section 4.10 hereof, each Shareholder shall severally and not jointly indemnify, defend and hold harmless the FEC Indemnitees from and against any and all Liability (including (i) any liability for which the Company may be obligated to indemnify the St. Joe Indemnitees under the Distribution Agreement relating to the application of Section 355 of the Code because of a failure to comply with the restrictions or transfer in Section 2.02 hereof and
(ii) any lost financing or other corporate opportunity of the Company related to the Company's inability to issue stock or engage in a transaction without violating Section 355 of the Code to the extent that the Company could have issued such stock or engaged in such transaction without so violating Section 355 had there not been a violation by the Shareholders of this Article 2) to which the FEC Indemnitees may become subject, arising from any failure by such Shareholder to comply with its obligations under Article 2 of this Agreement.

         SECTION 2.4. Restrictions on Purchase. (a) Subject to Section 2.04(b), until the date which is three years after the Distribution Date, neither Shareholder nor any of their respective Affiliates (nor any Person acting on behalf of or in concert with either Shareholder or either Shareholder's respective Affiliates) may, directly or indirectly, (i) acquire or agree to acquire any voting securities of the Company or (ii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange
Act) with respect to any voting securities of the Company.

         (b) If at any time after the Distribution Date the Company issues any shares of Class B Common Stock, Section 2.04(a)(i) shall not restrict either Shareholder or any of their respective Affiliates to the extent (and only to the extent) that such Person acquires shares of Class B Common Stock solely to maintain the same percentage ownership of the then outstanding shares of Class B Common Stock as such Person owned immediately prior to the issuance by the Company of shares of Class B Common Stock.

         (c) From the date hereof until the Distribution is consummated, neither Shareholder nor any of their respective Affiliates (nor any person acting on behalf of or in concert with either Shareholder or either Shareholder's respective



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Affiliates) may, directly or indirectly, acquire or agree to acquire any shares of capital stock of St. Joe.

                                    ARTICLE 3

                               REGISTRATION RIGHTS

         SECTION 3.1. Demand Registration. (a) Subject to Article 2 hereof, if the Company receives a written request by either or both Shareholders (a "DEMANDING SHAREHOLDER") that the Company effect a registration under the Securities Act of all or a portion of the Shareholder's Original Shares, and specifying the intended method of disposition thereof, the Company will use its best efforts to effect, as expeditiously as possible, the registration (a "DEMAND REGISTRATION") under the Securities Act of such Original Shares. It is understood that one Demand Registration may cover Original Shares of both Demanding Shareholders.

         (b) Notwithstanding Section 3.01(a) and subject to Article 2, the Company shall not be obligated to effect more than three Demand Registrations and the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Original Shares requested to be included in such Demand Registration, in the reasonable opinion of a Financial Expert exercised in good faith, have a fair market value of at least $50 million (provided that in connection with a Demand Registration pursuant to which the Demanding Shareholder intends to sell all but not less than all of its remaining Original Shares, the expected aggregate proceeds of such registration may be less than $50 million unless, in the opinion of the Company, such lesser amount is not reasonable in light of the expected Registration Expenses or does not have a reasonable likelihood of being successfully sold). In no event will the Company be required to effect more than one Demand Registration within any six-month period.

         (c) A registration requested pursuant to this Section 3.01 shall not be deemed to have been effected (and therefore not requested for purposes of the limitations in Section 3.01(b) on the number of the registrations that can be made pursuant to Section 3.01(a)), (i) unless a registration statement with respect thereto has become effective under the Securities Act and has remained effective for a period of at least 180 days (or such shorter period in which all Original Shares included in such registration statement have actually been sold thereunder), provided that a registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Demanding Shareholder (other than a refusal to proceed based upon the advice of counsel relating to a material adverse change in, or other material development relating to, the business properties, financial conditions or results of operations of the Company) shall be deemed to have been effected by the Company at the request of the Demanding Shareholder unless the



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Demanding Shareholder shall have elected to pay all Registration Expenses in connection with such registration, (ii) if, after it has becomes effective, such registration statement becomes subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than solely by reason of some act or omission by the Demanding Shareholder.

         (d) The Company will pay all Registration Expenses in connection with any Demand Registration.

         (e) If a Demand Registration involves an Underwritten Public Offering and the managing underwriter shall advise the Company and the Demanding Shareholder that, in its view, the number of Original Shares to be included in such registration (including Common Stock which the Company proposes to be included exceeds the largest number of shares which can be sold without having a materially adverse effect on such offering, including the price at which such shares can be sold (the "MAXIMUM OFFERING SIZE"), the Company will include in such registration, in the priority listed below, up to the Maximum Offering
Size:

                  (A) first, all Original Shares requested to be registered by the Shareholders;

                  (B) second, any Common Stock proposed to be registered by the Company.

         (f) Upon written notice to the Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 3.01 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (1) a Financial Expert shall advise the Company and the Demanding Shareholder in writing that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or (2) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company believes would not be in the best interests of the Company.

         SECTION 3.2. Piggyback Registration. (a) Subject to Article 2 hereof, if the Company proposes to register any of its Common Stock in a Public Offering under the Securities Act, whether or not for sale for its own account, it will each such time, subject to the provisions of Section 3.02(b) and Section 3.02(c) hereof, give prompt written notice at least 20 days prior to the anticipated filing date of the registration statement relating to such registration to the Shareholders, which notice shall set forth the Shareholders' rights under this
Section 3.02 and shall offer each Shareholder the opportunity to include in such registration statement



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such number of Original Shares as each such Shareholder may request (a
"PIGGYBACK REGISTRATION"). Upon the written request of either Shareholder (a "REQUESTING SHAREHOLDER") made within 10 days after the receipt of notice from the Company (which request shall specify the number of Original Shares intended to be disposed of by such Shareholder), the Company will use best efforts to effect the registration under the Securities Act of all Original Shares which the Company has been so requested to register by such Requesting Shareholder, to the extent requisite to permit the disposition of the Original Shares so to be registered; provided that (i) if such registration involves an Underwritten Public Offering, the Requesting Shareholder must sell its Original Shares to the underwriters selected as provided in Section 3.04(h) on the same terms and conditions as apply to the Company, as applicable (taking into account any differences with respect to Class A Stock and Class B Stock), and (ii) if, at any time after giving written notice of its intention to register any stock pursuant to this Section 3.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such stock, the Company shall give written notice to the Requesting Shareholders and, thereupon, shall be relieved of its obligation to register any Original Shares in connection with such registration, provided that the Company shall reimburse each Requesting Shareholder for its reasonable out-of-pocket expenses in connection with such registration. No registration effected under this Section 3.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 3.01 hereof. The Company will pay all Registration Expenses in connection with each registration of Original Shares requested pursuant to this Section 3.02.

         (b) If a registration pursuant to this Section 3.02 involves an Underwritten Public Offering and the managing underwriter advises the Company in writing that, in its view, the number of shares of Common Stock which the Company and the Requesting Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company will include in such registration, in the following priority, up to the Maximum Offering Size:

                  (i) first, so much of the Common Stock proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size; and

                 (ii) second, all Original Shares requested to be included in such registration by any Requesting Shareholder pursuant to Section
         3.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Requesting Shareholders on the basis of the relative number of Original Shares so requested to be included in such registration).

         (c) If a Requesting Shareholder requests, pursuant to this Section 3.02, the registration of a class of Common Stock different from the class of Common



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Stock proposed to be registered by the Company and the managing underwriter (if any) advises the Company in writing that, in its view, the inclusion in the offering of such class of Common Stock requested by the Requesting Shareholder will materially adversely effect the success of the proposed offering, the Company shall not be required to include in such offering any shares of the differing class of Common Stock requested by such Requesting Shareholder.

         SECTION 3.3. Holdback Agreements. With respect to each and every firmly underwritten Public Offering, each Shareholder agrees not to effect any public sale or distribution under the Securities Act, of any shares of Common Stock (except for Shares, if any, sold in that Public Offering) during the 7 days prior to the effective date of the applicable registration statement (except as part of such registration) or during the period after such effective date equal to the lesser of: (i) 90 days or (ii) any such other period as the Company, the Demanding Shareholders (if any), the Requesting Shareholders (if any) and the managing underwriters of an Underwritten Public Offering agree).

         SECTION 3.4. Registration Procedures. Whenever a Shareholder requests that any Original Shares be registered pursuant to Section 3.01 or 3.02 hereof, the Company will, subject to the provisions of such Sections, use its best efforts to effect the registration and the sale of such Original Shares in accordance with the intended method of disposition thereof and in connection with any such request.

         (a) The Company will prepare and file with the SEC a registration statement on any form selected by counsel for the Company and which form shall be available for the sale of the Original Shares to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days (or such shorter period in which all of the Original Shares included in such registration statement shall have actually been sold thereunder).

         (b) The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Shareholder holding Original Shares covered by such registration statement (each, a "PARTICIPATING SHAREHOLDER") and each underwriter, if any, copies of such registration statement as proposed to be filed, and thereafter the Company will furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Original Shares owned by such Shareholder. Each Participating Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Participating Shareholder and the Company shall use its best efforts to comply



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with such request, provided, however that, subject to the last sentence of this paragraph (b), the Company shall not have any obligation to so modify any information if so doing would cause, in the Company's sole discretion, the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Company will not file any registration statement or amendment thereto or any supplement to which a Participating Shareholder or its underwriter or underwriters, if any, shall reasonable object.

         (c) If any such registration statement refers to a Participating Shareholder by name or otherwise as the holder of any securities of the Company, then the Participating Shareholder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to the Participating Shareholder, to the effect that the holding by the Participating Shareholder of such securities does not necessarily make the Participating Shareholder a "controlling person" of the Company with the meaning of the Securities Act (if appropriate based on the advice of the Participating Shareholder's counsel and concurrence therewith by counsel to the Company), such holding is not to be construed as a recommendation by the Participating Shareholder of the investment quality of the Company's securities covered thereby and that such holding does not imply that the Participating Shareholder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to the Participating Shareholder by name or otherwise is not required by the Securities Act or rules and regulations promulgated thereunder and concurrence with such position by counsel to the Company, the deletion of the reference to the Participating Shareholder.

         (d) In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Participating Shareholders, their underwriter or underwriters, if any, and their respective counsel, financial advisors and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such reasonable access during normal business hours to its books and records and such opportunities to discus the business of the Company with its officers, legal counsel and the independent public accountants necessary, in the opinion of such Participating Shareholders' and their underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         (e) After the filing of the registration statement, the Company will promptly notify each Participating Shareholder holding Original Shares covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission under state blue sky laws and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.



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         (f) The Company will use its best efforts to (i) register or qualify the Original Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as the Participating Shareholder holding such Original Shares reasonably (in light of such Participating Shareholder's intended plan of distribution) requests and
(ii) cause such Original Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Participating Shareholder to consummate the disposition of the Original Shares owned by such Participating Shareholder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

         (g) The Company will immediately notify each Participating Shareholder holding such Original Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Original Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Participating Shareholder and file with the SEC any such supplement or amendment.

         (h) In connection with any Demand Registration, the Company shall appoint the managing underwriter, if any, chosen by the Demanding Shareholder, provided that such managing underwriter shall be reasonably satisfactory to the Company. In connection with any other registration statement contemplated by this Article 3, the Company shall be free to choose the managing underwriter, if any, in its sole discretion. The Company will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Original Shares, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

         (i) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company will make available for inspection by any Participating Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Article 3 and any attorney, accountant or other professional retained by any such Participating Shareholder or underwriter (collectively, the



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"INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably requested by any such Person, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.

         (j) The Company will furnish to each such Participating Shareholder and to each underwriter, if any, a signed counterpart, addressed to such underwriter and the Participating Shareholders, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as a majority of such Participating Shareholders or the managing underwriter therefor reasonably requests.

         (k) The Company will otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         (l) The Company may require each such Shareholder to promptly furnish in writing to the Company information regarding the distribution of the Original Shares as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

         (m) Each such Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.04(g) hereof, such Shareholder will forthwith discontinue disposition of Original Shares pursuant to the registration statement covering such Original Shares until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(g) hereof, and, if so directed by the Company, such Shareholder will deliver to the Company all copies, other than any permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Original Shares at the time of receipt of such notice. In the event that the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.04(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.04(g) hereof to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 3.04(g) hereof.

         SECTION 3.5. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder holding Original Shares covered by a registration statement, its officers, trustees, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Original Shares (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission so made in strict conformity with information furnished in writing to the Company by such Shareholder or on such Shareholder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Original Shares concerned to such Person if it is determined that the Company has provided such prospectus to such Shareholder in a timely manner prior to such sale and it was the responsibility of such Shareholder under the Securities Act to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense, it being understood that the limitation contained in this provision shall not apply in the case of an Underwritten Public Offering or a Public Offering otherwise effected through a securities agent, broker or dealer where it was the contractual or other legal responsibility of such agent, broker or dealer to deliver to such Person a current copy of the prospectus. The Company also agrees to indemnify any underwriters of the Original Shares, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 3.05.

         SECTION 3.6. Indemnification by Participating Shareholder. Each Shareholder holding Original Shares included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only (i) with respect to information furnished in writing by such Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Original Shares, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Sections
3.05 results from the fact that a current copy of the prospectus (as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Original Shares concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense, it being understood that the indemnification contained in this clause (ii) shall not apply in the case of an Underwritten Public Offering or a Public Offering otherwise effected through a securities agent, broker or dealer where it was the contractual or other legal responsibility of such agent, broker or dealer to deliver to such Person a current copy of the prospectus. Each such Shareholder shall be prepared, if required by the underwriting agreement, to indemnify and hold harmless underwriters of the Original Shares, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 3.06. As a condition to including Original Shares in any registration statement filed in accordance with Article 3 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

         SECTION 3.7. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 3, such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses as incurred, including reasonable costs of investigation; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any and all losses, claims, damages, liabilities and expenses or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

         SECTION 3.8. Contribution. If the indemnification provided for in this
Article 3 is held by a court of competent jurisdiction to be unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Participating Shareholders and their related Indemnified Parties on the one hand and the underwriters and their related Indemnified Parties on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Participating Shareholders on the one hand and the underwriters on the other, from the offering of the Participating Shareholders' Original Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Participating Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company and their related Indemnified Parties on the one hand and each Participating Shareholder and their related Indemnified Parties on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Participating Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. Any contribution by a Participating Shareholder shall be several in the proportion that the number of Original Shares of such Participating Shareholder sold pursuant to the registration statement giving rise to the contribution obligation bears to the total number of shares sold by all Participating Shareholders pursuant to such registration statement. The relative benefits received by the Company and such Participating Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Participating Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Participating Shareholder on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Participating Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 3.08 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.08, no underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to Common Stock purchased by such underwriter in such offering, less the aggregate amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Participating Shareholder shall be required to contribute any amount in excess of the amount by which the total proceeds received in respect of the Original Shares of such Participating Shareholder (without deduction for any underwriting discount) exceeds the amount of any damages which such Participating Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Participating Shareholder's obligation to contribute pursuant to this Section
3.08 is several in the proportion that the proceeds of the offering received by such Participating Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

         SECTION 3.9. Participation in Public Offering. No Person may participate in any Underwritten Public Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

         SECTION 3.10. No Transfer of Registration Rights. None of the rights of Shareholders under this Article 3 shall be assignable by any Shareholder other than to a Person acquiring at least four million shares of Class B Stock, provided that such assignment is in form and substance reasonably acceptable to the Company and that under no circumstances shall the Company be required under this Agreement to effect more than three Demand Registrations in the aggregate.

                                    ARTICLE 4

                                  MISCELLANEOUS

         SECTION 4.1. Approval of Rights Plan. The Shareholders each acknowledge that, as soon as practicable after the date hereof, the Company will present to the Board for its approval the adoption of a "Rights Plan" (the "RIGHTS PLAN") substantially in accordance with the terms attached hereto as Exhibit A. Each of the Shareholders agrees to support, and to use its best efforts to cause each of its respective representatives on the Board, subject to the fiduciary duties of such representatives, to support and vote in favor of, the adoption of the Rights Plan.

         SECTION 4.2. Entire Agreement. This Agreement and the transactions contemplated hereby constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

         SECTION 4.3. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         SECTION 4.4. Assignability. Other than as permitted by Section 3.10 hereof, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Shareholder.

         SECTION 4.5. Amendment; Waiver; Effectiveness. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Board (including at least a majority of the directors who are not Affiliates or designees of either Shareholder) and each of the Shareholders.

         (b) This Agreement (other than Section 2.04(c) and Section 4.01) shall become effective immediately upon the consummation of the Distribution. Section 2.04(c) and Section 4.01 hereof shall become effective immediately upon execution of this Agreement.

         SECTION 4.6. Notices. All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given and received when sent by fax (with confirmation in writing via first class U.S. mail) or delivered personally or on the third Business Day after being sent by registered or certified U.S. mail (postage prepaid, return receipt requested) to the parties at the fax number or address set forth below or at such other addresses as shall be furnished by the parties by like notice:

                                  if to the Company to:

                                           Florida East Coast Industries, Inc
                                           One Malaga Street
                                           St. Augustine, Fl.   32084
                                           Attention:        Heidi Eddins
                                           Telecopy:         (904) 826-2379


                                  with a copy to:

                                           Davis Polk & Wardwell
                                           450 Lexington Avenue
                                           New York, New York  10017
                                           Attention: Winthrop B. Conrad, Jr.
                                           Fax:        (212) 450-4800

                          if to the Trust to:

                                           Alfred I. duPont Testamentary Trust
                                           Suite 400 du Pont Center
                                           1650 Prudential Drive
                                           Jacksonville, FL 32202
                                           Attention: Chairman
                                           Fax: 904-858-3124
with a copy to:

                                           McGuire, Woods, Battle & Boothe LLP
                                           One James Center
                                           901 East Cary Street
                                           Richmond, Virginia 23219
                                           Attention: William J. Strickland
                                           Fax: 804-775-1061

                                  if to the Foundation to:

                                           The Nemours Foundation
                                           Suite 400
                                           duPont Center
                                           1650 Prudential Drive
                                           Jacksonville, Florida 32202
                                           Attention: Chairman
                                           Fax: 904-858-3124

                                  with a copy to

                                           McGuire, Woods, Battle & Boothe LLP
                                           One James Center
                                           901 East Cary Street
                                           Richmond, Virginia 23219
                                           Attention: William J. Strickland
                                           Fax: 804-775-1061

         SECTION 4.7. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         SECTION 4.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         SECTION 4.9. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to the conflicts of laws rules of such state.

         SECTION 4.10. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         SECTION 4.11. Severability. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision or provisions shall be interpreted as if it or they were written so as to be enforceable to the maximum possible extent so as to effectuate the parties' intent to the maximum possible extent, and the balance of the Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.




                                            FLORIDA EAST COAST INDUSTRIES, INC


                                            By:    /s/ Robert W. Anestis
                                                --------------------------------
                                                Name:  Robert W. Anestis
                                                Title: Chairman


                                            ALFRED I. DUPONT
                                                  TESTAMENTARY TRUST


                                            By:    /s/ W.L. Thornton
                                                --------------------------------
                                                Name:  W. L. Thornton
                                                Title: Chairman


                                            THE NEMOURS FOUNDATION


                                            By:    /s/ W.L. Thornton
                                                --------------------------------
                                                Name:  W.L. Thornton
                                                Title: Vice Chairman